UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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TRIMERIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIMERIS, INC.

3500 PARAMOUNT PARKWAY,

MORRISVILLE, NORTH CAROLINA 27560

JUNE 14, 2005

To the Stockholders of TRIMERIS, INC.

You are cordially invited to attend the 2005 Annual Meeting of the Stockholders of Trimeris, Inc., to be held at the Trimeris, Inc. headquarters, 3500 Paramount Parkway, Morrisville, North Carolina 27560, on                  , 2005 at 2:00 p.m. (local time).

We have enclosed details of the business that we will conduct at the Annual Meeting and other information about Trimeris, Inc. in the enclosed Notice of Annual Meeting and Proxy Statement. We urge you to read the Notice of Annual Meeting and Proxy Statement carefully.

If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Steven D. Skolsky

Chief Executive Officer

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

TRIMERIS, INC.

3500 PARAMOUNT PARKWAY

MORRISVILLE, NORTH CAROLINA 27560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD                      , 2005

The Annual Meeting of Stockholders of Trimeris, Inc. (“Trimeris” or the “Company”) will be held at the Trimeris, Inc. headquarters, 3500 Paramount Parkway, Morrisville, North Carolina 27560, on                     , 2005 at 2:00 p.m. (local time) (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	To elect three members of the Board of Directors for the term of office stated in the Proxy Statement. The Board has nominated the following persons for election for the three Class II Director seats at the Annual Meeting: Felix J. Baker, Ph.D., Charles A. Sanders, M.D., and Kevin C. Tang;

2.	To ratify the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005;

3.	To consider and act upon a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to declassify the Board of Directors;

4.	To consider and act upon a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to provide that, effective 2006, directors will be elected by the affirmative vote of the majority of votes cast at an Annual Meeting of Stockholders;

5.	To consider and approve an amendment to the Company’s Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) to increase the number of authorized shares issuable under the Stock Incentive Plan from 5,402,941 to 5,752,941; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on             , 2005 will be entitled to vote at the Annual Meeting and at any adjournments thereof. The transfer books will not be closed. For a period of at least ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company.

By Order of the Board of Directors,

Andrew L. Graham

Secretary

Morrisville, North Carolina

June 14, 2005

ABSTENTIONS AND BROKER NON-VOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

TRIMERIS, INC.

3500 PARAMOUNT PARKWAY

MORRISVILLE, NORTH CAROLINA 27560

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD                      , 2005

The enclosed proxy is solicited on behalf of the Board of Directors of Trimeris, Inc., a Delaware corporation (“Trimeris” or the “Company”), for use at the annual meeting of stockholders to be held at 2:00 p.m. (local time) on                      , 2005, and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the Trimeris Corporate headquarters, 3500 Paramount Parkway, Morrisville, North Carolina 27560. All stockholders of record on                 , 2005 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the “Proxy”) will be first mailed to stockholders on or about                 , 2005.

The mailing address of the principal executive office of the Company is 3500 Paramount Parkway, Morrisville, North Carolina 27560.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the “Proposals”). Each Proposal is described in more detail in this Proxy Statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Voting

                     , 2005 is the record date for determination of stockholders entitled to vote at the Annual Meeting. On May 31, 2005, there were 21,949,847 shares of common stock outstanding. Each holder of common stock is entitled to one vote on all matters brought before the Annual Meeting.

For the Proposal to elect directors, the three nominees who receive the most votes will be elected. If you withhold authority to vote for a nominee on your proxy card, your vote will not count for or against the nominee. For the Proposal to ratify independent accountants and the Proposal to amend the Stock Incentive Plan, a majority of the votes cast for each such Proposal is required for approval of the Proposal. For the Proposals to amend the Certificate of Incorporation to: (i) eliminate the classified structure of the Board of Directors, and (ii) require that directors be elected by a majority of votes cast at an Annual Meeting of Stockholders, the affirmative vote of a majority of the outstanding shares entitled to vote is required in order for each Proposal to be approved.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. For purposes of Proposals 1, 2 and 5, abstentions are not considered to be votes cast and will have no effect on the outcome of such Proposals. For purposes of each of Proposals 3 and 4, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval of a particular Proposal and, accordingly, have the effect of a vote against the particular Proposal. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Proposals 1 and 2 are routine matters but proposals 3, 4 and 5 are non-routine matters. For purposes of the Proposals, broker non-votes are neither considered to be votes cast, nor counted for purposes of determining the number of affirmative votes required for approval and, accordingly, will have no effect on the outcome of any of the Proposals.

Procedure for voting shares received pursuant to the Trimeris, Inc. 401(k) plan.

Participants in the Trimeris, Inc., 401(k) plan (“Participants”) holding shares under the 401(k) plan are entitled to vote on the proposals associated with this year’s Annual Meeting. Participants will receive a separate proxy statement along with a form for instructing the trustee as to how to vote on their behalf and instructions on voting procedures. The ballots will be tabulated and the votes will be cast on behalf of voting Participants at the Annual Meeting by the law firm Poyner and Spruill LLP, Raleigh, NC.

Revocability of Proxies

Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing a notice of revocation or another signed Proxy with a later date with the Secretary of Trimeris at our principal executive office, 3500 Paramount Parkway, Morrisville, North Carolina 27560. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Proxy Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, employees or agents. No additional compensation is expected to be paid to these individuals for any such services.

To assist in the solicitation process, we have hired the Altman Group (“AG”) to solicit proxies by mail. We anticipate paying AG an initial fee of $6,500, plus expenses. Additional compensation may be paid to AG for any supplemental solicitations made by telephone, telegram or other means.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine members. In accordance with the terms of our Fourth Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual stockholder meeting, the successors to the Directors whose terms expire will be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. If, however, the Proposal to Amend the Fourth Amended and Restated Certificate of Incorporation to Declassify the Board of Directors (the “Declassification Amendment”), as more fully described beginning on page 9 of this proxy statement, is approved by shareholders at this Annual Meeting, the Class II nominees will serve two-year terms expiring at the 2007 Annual Meeting of Stockholders. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Currently, our Board of Directors is divided as follows: members of Class I Director seats are Jeffrey M. Lipton, E. Gary Cook, Ph.D., and Julian C. Baker; members of Class II Director seats are Charles A. Sanders, M.D., Kevin C. Tang and Felix J. Baker, Ph.D., and members of Class III Director seats are Dani P. Bolognesi, Ph.D., Steven D. Skolsky and J. Richard Crout, M.D.  Felix J. Baker, Ph.D. and Julian C. Baker are brothers.

Vote Required

The three candidates for the class of director whose terms begin at the 2005 Annual Meeting of Stockholders receiving the highest number of affirmative votes of the shareholders entitled to vote at the Annual Meeting will be elected directors of Trimeris. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit. If any of the nominees is unable or unwilling to stand for election or to serve if elected, the named proxies will vote for such person or persons as the Board in its discretion may choose to replace any such nominees.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the nominees listed below.

Nominees

The following table sets forth information regarding the nominees:

Name	Year First Elected Director	Age	Class Termination Year*	Position
Felix J. Baker, Ph.D.	2004	36	2008	Director
Charles A. Sanders, M.D.	1996	73	2008	Director
Kevin C. Tang	2001	38	2008	Director

*	This class termination year assumes that the Declassification Amendment is not approved. If the Declassification Amendment is approved at this Annual Meeting, the class termination year will be 2007.

Business Experience Of Nominees For Election To Terms Expiring In 2008

Felix J. Baker, Ph.D. has served as a director of Trimeris, Inc. since April 2004. Dr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for university endowments and foundations, which are focused on publicly traded life sciences companies. In 1994, Dr. Baker co-founded a biotechnology investing partnership with the Tisch Family, which led to the establishment in 2000 of Baker/

Tisch Advisors, LLC. Dr. Baker is currently a Managing Member of Baker/Tisch Advisors. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. He is also a director of Neurogen Corporation, Conjuchem Inc., Seattle Genetics, Inc., and AnorMED Inc.

Charles A. Sanders, M.D. has been a director of Trimeris since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo Inc. and a member of the Board of Directors of Glaxo plc. Dr. Sanders is currently retired. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multinational pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Vertex Pharmaceuticals Incorporated, Genentech, Inc., Biopure Corporation, Fisher Scientific International, Icagen Incorporated and Cephalon, Inc. Dr. Sanders received his M.D. degree from Southwestern Medical College of the University of Texas.

Kevin C. Tang has been a director of Trimeris since August 2001. Mr. Tang is the Managing Director of Tang Capital Management, LLC, a Life Sciences-focused investment company he founded in August 2002. From September 1993 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Mr. Tang currently serves as a director of IntraBiotics Pharmaceuticals, Inc. Mr. Tang received a B.S. degree from Duke University.

Board	Meetings and Committees

Our Board of Directors met a total of seven times during the year ended December 31, 2004. Each of the directors attended at least 75% of the meetings of the Board and at least 75% of the meetings held by all committees of the Board on which he served.

It is the Company’s policy that all directors who are up for election the annual meeting of stockholder attend the annual meeting, if at all possible. All of our directors attended last year’s annual meeting.

The Board has a standing Compensation Committee composed of Messrs. Cook, Lipton, Sanders, Tang and Felix J. Baker. Dr. Cook has served as chairman of the Compensation Committee since June 2000. The Compensation Committee met five times in 2004. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The Compensation Committee is responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans. The Compensation Committee is also responsible for the ongoing evaluation of the executive management team and other related issues.

The Board of Directors has a standing Audit and Finance Committee composed of Messrs. Crout, Lipton, and Sanders, which assists the Board in executing its responsibilities. The Audit Committee met a total of 10 times in 2004. The Audit and Finance Committee’s responsibilities include providing oversight of the quality and integrity of the Company’s regulatory and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of the Audit and Finance Committee report. The Audit and Finance Committee is composed of three non-employee directors, each of whom is independent as defined in Nasdaq listing standards and is chaired by Dr. Crout. Although each of the members of the Audit and Finance Committee is financially literate, the Board has determined that Mr. Lipton is an audit committee financial expert as defined by the SEC. Our Board of Directors has adopted a written charter for the Audit and Finance Committee, a copy of which is available on-line at www.trimeris.com.

The Board has a standing Nomination and Governance Committee composed of Messrs. Lipton, Cook, Tang and Julian C. Baker, with Mr. Lipton serving as Chairman. The Nomination and Governance Committee met once in 2004. This Committee is responsible for recommending to the Board nominees for directors. All members of the committee are independent as defined in the Nasdaq listing standards. The actions of the committee are not governed by a formal charter although the Board has adopted a resolution addressing the nomination process. Nominations are based upon the recommendations of the individual Board members, management and shareholders. Third-party executive search firms may also be retained to identify candidates from time to time. Any shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Board in writing, with whatever supporting material the shareholder considers appropriate. Following verification of shareholder status of the persons proposing a candidate, the decision on whether to consider any person recommended by a shareholder for nomination will be made in light of the provisions of the Company’s bylaws relating to shareholder nominations as described in “Additional Information—Advance Notice Procedures,” below.

Once a prospective nominee has been identified, an initial determination is made as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information has been provided with the recommendation of the prospective candidate, as well as knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If it is determined that additional consideration is warranted, a third-party search firm may be commissioned to gather additional information about the prospective nominee’s background and experience and to report its findings. Potential nominees are sought out and evaluated with respect to their ability to match the current needs and goals of the Company. While needs and goals may vary over time, the search for potential nominees will generally address the following factors:

•	potential nominees should have some experience with the pharmaceutical industry or biotechnology and will generally be active and former executives of public or private companies or major complex organizations including scientific, government, financial, educational and other non-profit institutions;

•	in recognition of the fact that the foundation of the Company is in medical science and technology, some potential nominees should be widely recognized as leaders in the fields of medicine or the biological sciences;

•	potential nominees will have experience at a strategy/policy setting level, high level managerial experience in a relatively complex organization, or experience dealing with complex problems;

•	potential nominees should have sufficient experience and education, including a certain level of financial acumen to effectively read and understand financial statements and other financial performance measures, to be able to provide guidance and direction to management;

•	potential nominees will be evaluated for their ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	potential nominees will be considered against the backdrop of the current make-up of the Board and the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

When taken alone none of these factors will be dispositive with respect to the inclusion or exclusion of an individual candidate for nomination. Rather, the Committee will weigh these factors in light of all available information regarding the current needs and capabilities of the Board as well as the qualifications of any other potential candidates. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the nominees are determined by a majority vote of the Committee.

Additional Information—Advance Notice Procedures

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at the meeting of the stockholders may be made by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in the Company’s by-laws. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting: provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given to the stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on with the notice of the meeting was mailed or such public disclosure was made, whichever comes first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and if known, residence address of each such nominee, (ii) the principle occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the Company which are beneficially owned by each such nominee, and (iv) and other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder and (ii) the class and number of the shares of the corporation which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Shareholder Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board, a Board committee or one or more directors may do so by writing to Chairman of the Board of Directors, c/o Trimeris, Inc., Corporate Secretary, 3500 Paramount Parkway, Morrisville, North Carolina, 27560. The Board has approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary and copies of all such correspondence to the Board. However, shareholder communications that constitute advertising, or promotion of a product or service, or relate to improper or irrelevant topics will not be forwarded to the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Compliance Officer and the Chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Compensation

We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Directors do not receive additional compensation in connection with their attendance at meetings. Previously, all eligible non-employee directors, except the Chairman, automatically received a grant of an option on the date of our annual meeting to purchase 10,000 shares of common stock. The Chairman automatically received a grant of an option on the date of our annual meeting to purchase 15,000 shares of common stock. In addition, all eligible non-employee directors serving as members of the Compensation Committee or Audit and Finance Committee, except the directors serving as chairmen of these committees, received an option on the date of our annual meeting to purchase 1,250 shares of common stock. The directors serving as chairmen of these committees each received a grant of an option at the date of our annual meeting to purchase 2,500 shares of common stock. These options have an exercise price equal to 100% of the fair market value of our common stock on the grant date and become exercisable after the completion of one year of service following the grant. Newly-elected directors were granted an option to purchase 20,000 shares of common stock, with the options vesting ratably over the three years. These options have an exercise price equal to 100% of the fair market value of our common stock on the grant date. Members of the Nomination and Governance Committee did not receive any compensation for serving on this committee.

On May 9, 2005, the Compensation Committee recommended, and the Board agreed, to modify the current compensation structure of non-management directors in order to increase the Company’s ability to attract and retain highly qualified directors and to move the Company’s non-management director compensation practices in line with its peers. Beginning with the Company’s 2005 annual meeting of shareholders, non-management directors will receive cash compensation and stock options as follows:

Non-Management Director’s Annual Retainers
Chairman of the Board	$25,000
All Other Non-Management Directors	$15,000

Committee Members’ Additional Annual Fees
Audit Committee Chairman	$5,000
Audit Committee Member	$1,000
Compensation Committee Chairman	$3,000
Nomination & Governance Committee Chairman	$2,000

Meeting Fee for Non-Management Directors
Per meeting fee for face-to-face Board meetings only	$1,500
(No additional committee meeting fees will be paid)

Non-Management Director’s Stock Options
Chairman of the Board Annual Grant	15,000
Director Annual Grant	10,000
Committee Chair Annual Grant (Audit, Compensation, Nomination & Governance)	2,500
Committee Member Annual Grant Per Committee	1,250
New Director Initial Grant	20,000

PROPOSAL 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

We are asking the stockholders to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2005.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of greater than 50 percent of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent accountants for the year ending December 31, 2005.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG LLP to serve as our independent accountants for the year ending December 31, 2005.

PROPOSAL 3

PROPOSAL TO AMEND THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS EFFECTIVE IN 2007

The Board of Directors recommends approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation that would permit the annual election of the Company’s directors beginning at the 2007 Annual Meeting of Stockholders. Under the Company’s current method for the election of directors, which was approved by shareholders in 1997, directors are divided into three classes serving staggered three-year terms.

The Board regularly considers potential improvements to our corporate governance structure including the merits of annually elected and staggered boards, taking a variety of perspectives into account. The Board believes that its staggered system has helped assure continuity and stability of the Company’s business strategies and policies and has reinforced a commitment to a long-term point of view rather than encouraging excessive focus on short-term goals. Although these are important benefits, the Board acknowledges the recent trend in corporate governance towards annual elections and believes that the Board would be equally effective in protecting stockholder interests under an annual system. As a result, the Board has adopted a resolution, subject to stockholder approval, amending Article ELEVENTH of the Company’s Fourth Amended and Restated Certificate of Incorporation to eliminate classification of the Board and to make certain other changes to Article ELEVENTH (the “Declassification Amendment”). Under the Declassification Amendment, all directors standing for election would be elected for one-year terms, as described below:

•	All directors elected at the 2007 Annual Meeting of Stockholders or thereafter would be elected for one-year terms;

•	Class I directors would stand for election at the 2007 Annual Meeting of Stockholders and would be elected for one-year terms thereafter;

•	Class II directors, would stand for election at the 2005 Annual Meeting of Stockholders and, if elected, would serve until 2007 and would be elected for one-year terms thereafter;

•	Class III directors would stand for election at the 2006 Annual Meeting of Stockholders and, if elected, would serve until 2007 and would be elected for one-year terms thereafter; and

•	Vacancies that occur during the year would continue to be filled by the Board of Directors to serve only until the next annual meeting.

If the proposed Declassification Amendment is not approved by shareholders at this Annual Meeting, the Board will remain classified and the Class II directors elected at the 2005 Annual Meeting of Stockholders will serve for a term ending at the Company’s 2008 Annual Meeting of Stockholders.

The proposed Declassification Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation is set forth in Appendix A to this proxy statement with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required

To become effective, the Declassification Amendment must receive the affirmative vote of greater than 50 percent of the outstanding shares entitled to vote. If the Declassification Amendment receives the required vote, a Certificate of Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation will be filed with the State of Delaware.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification and approval of the proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to declassify the board of directors.

PROPOSAL 4

PROPOSAL TO PROVIDE FOR THE ELECTION OF DIRECTORS BY THE

AFFIRMATIVE VOTE OF THE MAJORITY OF VOTES CAST AT AN ANNUAL MEETING OF STOCKHOLDERS EFFECTIVE 2006

The Board of Directors recommends approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation that would provide that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders effective at the 2006 Annual Meeting of Stockholders. Under the Company’s current method for the election of directors, nominees receiving a plurality (i.e. the highest number of votes) cast are elected to serve as directors.

The Board regularly considers potential improvements to our corporate governance structure including the merits of majority voting in director elections, taking a variety of perspectives into account. As such, the Board acknowledges the recent trend in corporate governance towards majority voting and believes that majority voting will provide for greater accountability of directors to our shareholders. As a result, the Board has adopted a resolution, subject to shareholder approval, amending Article ELEVENTH of the Company’s Fourth Amended and Restated Certificate of Incorporation to provide that an affirmative vote of the majority of votes cast at an annual meeting of stockholders be required for the election of directors and to make certain other conforming changes to Article ELEVENTH (the “Majority Voting Amendment”). Under the Majority Voting Amendment, only director nominees receiving a majority of the votes cast at the annual meeting would be elected to serve on the Board of Directors.

If the proposed Majority Voting Amendment is not approved by shareholders at this Annual Meeting, plurality voting will remain in effect for future director elections.

The proposed Majority Voting Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation is set forth in Appendix B to this proxy statement with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required

To become effective, the Majority Voting Amendment must receive the affirmative vote of greater than 50 percent of the outstanding shares entitled to vote. If the Majority Voting Amendment receives the required vote, a Certificate of Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation will be filed with the State of Delaware.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification and approval of the proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to provide for a majority of votes cast to elect nominees to the board of directors.

PROPOSAL 5

FOURTH AMENDMENT TO THE TRIMERIS, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

The Company’s Stock Incentive Plan was adopted by the Board and approved by the stockholders in October 1997 and last amended in June 2003. A copy of the Stock Incentive Plan is attached to the Proxy Statement as Appendix C. You are being asked to vote on a Proposal to approve an amendment to the Stock Incentive Plan to increase the number of shares of common stock available for issuance under the Stock Incentive Plan by 350,000 shares to a total of 5,752,941 shares of common stock (the “Fourth Amendment”). The Board adopted the Fourth Amendment on May 26, 2005, subject to shareholder approval at the Annual Meeting. The Board believes the Fourth Amendment is necessary to provide us with a sufficient reserve of shares of common stock for future option grants needed to attract, employ and retain employees, directors and consultants of outstanding ability.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

Our Stock Incentive Plan provides for the grant of incentive stock options, restricted stock or other stock-based awards to our employees, including directors who are employees, and for the grant of nonstatutory stock options, restricted stock or other stock-based awards to our employees, officers, directors, consultants and advisors. Our Stock Incentive Plan is administered by our Compensation Committee. A maximum of 5,402,941 shares of common stock are currently authorized for issuance under the Stock Incentive Plan. If the stockholders approve this Proposal, a maximum of 5,752,941 shares of common stock will be authorized for issuance under the Stock Incentive Plan, all of which could be used for incentive stock options, restricted stock or other stock-based awards. On May 1, 2005, before the pending amendment, there were approximately 404,100 shares authorized and available for grant and there were approximately 93 employees, officers, directors, consultants and advisors eligible to participate under the Stock Incentive Plan. The exercise price of all stock options granted under our Stock Incentive Plan must be at least equal to the fair market value of the common stock on the date of grant. Our plan generally does not permit a change in the exercise price of any option previously granted except in the case of certain specified events, such as a stock split or merger, and as otherwise permitted under the applicable section of the Internal Revenue Code.

The Stock Incentive Plan permits shares of common stock purchased upon the exercise of options to be paid (i) in cash or by check, (ii) through a broker-facilitated cashless exercise procedure to the extent permitted by applicable law, (iii) by delivery of shares owned by the optionee, provided such shares have been held for at least six months, (iv) by delivery of a promissory note secured by valuable collateral, or (v) by payment of such other lawful consideration as the Board may determine, in each case subject to the Sarbanes-Oxley Act of 2002 or other applicable law.

The Board may grant restricted stock awards under the Stock Incentive Plan entitling recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or a part of such shares and upon such other terms and conditions as the Board may determine. Stock certificates issued in respect of a restricted stock award are registered in the name of the participant and held in escrow by the Company until expiration of the applicable restriction periods. Any restricted stock award granted to a participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) shall restrict the release of the shares subject to the award for a period of at least six months following the date of grant. Although not formally required by the Stock Incentive Plan, the Company has adopted an operational rule mandating that all grants of restricted stock have a restricted period of not less than 12 months.

If an optionee ceases to be employed for any reason other than death or disability, each outstanding option held by the optionee will terminate and cease to be exercisable no later than three months after the date the optionee ceases to be employed by us. If an optionee dies, all of his or her options become exercisable immediately. The Stock Incentive Plan provides that any option granted to a participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six months following the date of grant.

If:

•	we merge with or consolidate into another corporation, which results in our shareholders owning less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

•	we sell all or substantially all of our assets,

•	we completely liquidate, or

•	someone acquires 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us,

then all restricted stock awards shall become fully vested and free of all restrictions and all other stock-based awards, including options, shall become fully vested, exercisable or free of all restrictions, as the case may be.

In the event of an acquisition of 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us, then all options and stock appreciation rights become fully vested and exercisable. If we execute an agreement to:

•	merge or consolidate and our stockholders from before the transaction own less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

•	sell all or substantially all of our assets, or

•	completely liquidate,

then all options and stock appreciation rights become fully vested and exercisable and the Board of Directors may, in its discretion, terminate any unexercised awards, or permit the acquiring or succeeding corporation to assume or substitute equivalent options or stock appreciation rights for ours.

The repricing of Incentive Stock Options (“ISO”) or Non-Qualified Stock Options (“NQSO”) is expressly prohibited by the Stock Incentive Plan except in the case of certain change in control events or in the event of certain recapitalizations or adjustments to our common stock. In addition, no ISO or NQSO will be exercisable after the date the optionee’s employment with the Company is terminated for cause (as determined in the sole discretion of the Board).

The Board of Directors may terminate or amend the Stock Incentive Plan at any time. Our shareholders must approve any increase in the total number of shares available under the Stock Incentive Plan. No awards may be made under the Stock Incentive Plan after September 2007.

TAX EFFECTS OF STOCK INCENTIVE PLAN PARTICIPATION

The following briefly summarizes the federal income tax consequence of the issuance and exercise of stock options and other stock awards under the Stock Incentive Plan. The following discussion does not purport to be complete and does not cover, among other things, the state, local, and foreign tax treatment associated with the grant and exercise of options.

Nonqualified Stock Options. An optionee will not be taxed when he receives a nonqualified stock option. When the optionee exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the “spread” treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the shares and his “basis,” which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, we will receive an income tax deduction for any amounts of “ordinary income” to him.

Incentive Stock Options. An optionee will not be taxed when he receives an incentive stock option and will not be taxed when he exercises an ISO, unless he is subject to the alternative minimum tax (“AMT”). If he holds the shares purchased upon exercise of the ISO (“ISO Shares”) for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the optionee sells the ISO Shares in a “disqualifying disposition” (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he paid or (2) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. We can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognized but cannot deduct the amount of the capital gains.

Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is a certain percentage of an individual taxpayer’s alternative minimum taxable income that is lower than the regular tax rate but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when he sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Exercise by Delivery of Previously Acquired Shares. Generally, an optionee will not recognize gain or loss upon the transfer to the Company of previously acquired shares of common stock (the “Old Shares”) in payment of all or a portion of the exercise price of shares of common stock (the “New Shares”) acquired through the exercise of an option. The optionee’s basis and holding period in the Old Shares are transferred to that number of New Shares that equals the number of Old Shares tendered in payment of the exercise price. Additional New Shares have a basis equal to any income recognized by the optionee on exercise plus any cash paid in payment of the exercise price. However, if Old Shares are used to exercise an ISO, the disposition of the Old Shares will be taxable generally in accordance with the rules discussed above if the Old Shares were acquired by exercising an ISO and have not been held for the requisite holding period.

Restricted Stock. With respect to awards granted under the Stock Incentive Plan involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The participant may be able to accelerate the taxation by filing a notice with the Internal Revenue Service to treat the property as taxable even though subject to restrictions. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, either eventually or by this acceleration election.

Stock Awards. With respect to awards granted under the Stock Incentive Plan that result in the issuance of shares that are not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participants.

Tax Withholding Under the Code. We will be required to withhold taxes in some circumstances associated with the participants’ receiving compensation. Under the Stock Incentive Plan, we may permit the optionee to have us withhold all or a portion of the shares of the Company that the optionee acquires upon the exercise of an option to satisfy estimated or actual federal, state or local income taxes. We may also permit the optionee to delivery other previously acquired shares (other than restricted stock) for the purpose of tax withholding. The election to withhold must be made prior to or on the date on which the tax obligation arises.

Payments Upon Change in Control. The Stock Incentive Plan provides for the acceleration of payment of awards and related shares of common stock in the event of certain acquisition events or other change in control of the Company, as defined in the Stock Incentive Plan. Acceleration of payment may cause part or all of the consideration involved to be treated as a “parachute payment” under the Code, which may subject the recipient to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

This is a summary of the general principles of current federal income tax law applicable to the purchase of shares under the Stock Incentive Plan. While we believe that the description accurately summarizes existing provisions of the Code, and its legislative history and regulations, and the applicable administrative and judicial interpretations, theses statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify these statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Stock Incentive Plan and disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

Because the Stock Incentive Plan is discretionary, benefits to be received by individual optionees, other than non-employee Directors, are not determinable. Each of the Directors serving at the time of the 2005 Annual Meeting will receive an automatic option grant to purchase 10,000 shares on the date of the 2005 Annual Meeting with an exercise price per share equal to the closing price per share of common stock on the date of the 2005 Annual Meeting. The Chairman of the Board of Directors will receive an option to purchase an additional 5,000 shares for serving as chairman. In addition, Board members will receive options to purchase 1,250 shares for service on each committee of the Board of which they are a member and the director who chairs a committee will receive an option to purchase an additional 1,250 shares for serving as committee chair. The table below shows, as to Messrs. Skolsky, Bolognesi, Ellis (resigned effective June 27, 2004), Bonczek, Koszalka, Creech (resigned effective October 25, 2004), and Graham (collectively, the “Named Executive Officers”), and the various indicated groups, (i) the number of shares of common stock for which options have been granted under the Stock Incentive Plan for the one-year period ending December 31, 2004 plus the period through May 31, 2005 and (ii) the weighted average exercise price per share.

Name And Principal Position	Number of Option Shares		Weighted Average Exercise Price of Granted Options ($)
Steven D. Skolsky Chief Executive Officer	350,000	(1)	11.51
Dani P. Bolognesi Chief Scientific Officer	121,000	(2)(3)	14.79
M. Nixon Ellis President (resigned)	13,000	(2)(4)	17.99
Robert R. Bonczek Chief Financial Officer and General Counsel	60,200	(2)(5)	14.79
Barney Koszalka Executive Vice President of Scientific Operations	39,800	(2)(6)	14.60
Timothy J. Creech Vice President of Finance (Principal Accounting Officer) (resigned)	16,400	(2)(7)	16.12
Andrew L. Graham Director of Finance (Principal Accounting Officer)	5,000	(8)	11.95
All current executive officers as a group (4 persons)	536,200	(9)	12.62
All current directors (other than executive officers) as a group (7 persons)	127,500		14.43
All employees, including current officers who are not executive officers as a group (89 persons)	546,460		14.30

(1)	Mr. Skolsky was granted 350,000 options to purchase shares of our common stock in September 2004. The options vest monthly over four years (100% vesting in September 2008). In the event that Mr. Skolsky’s employment is terminated because of death, disability, without Cause, or for Good Reason (as these terms are defined in Mr. Skolsky’s employment agreement), prior to September 2006, Mr. Skolsky will automatically vest in 50% of the options granted.
(2)	On June 22, 2004, the Compensation Committee approved an annual option grant of shares of our common stock to all employees, including the Named Executive Officers, pursuant to our Stock Incentive Plan. This annual option grant is designed to be awarded on a quarterly basis at the fair market value of our common stock on the date of grant beginning in June 2004 and thereafter until April 2005, as long as the employee is employed by us on the date of grant. These options become exercisable over a four-year period, with the first grant in June 2004 becoming exercisable in full in June 2005, one year from the date of grant, and the remainder of the grants becoming exercisable ratably over a three-year period beginning in June 2005, the one year anniversary date from the first date of grant. The number represented in this column represents that portion of the number of options to purchase shares of our common stock that the Named Executive Officer received pursuant to our Stock Incentive Plan on a quarterly basis in June 2004, October 2004, January 2005 and April 2005.
(3)	Dr. Bolognesi was granted 23,500 options to purchase shares of our common stock in June 2004, October 2004, January 2005 and April 2005 at the fair market value of our common stock on the date of grant.
(4)	Dr. Ellis was granted 6,500 options to purchase shares of our common stock in January 2004 and April 2004 at the fair market value of our common stock on the date of grant.
(5)	Mr. Bonczek was granted 11,800 options to purchase shares of our common stock in June 2004, October 2004, January 2005 and April 2005 at the fair market value of our common stock on the date of grant.
(6)	Dr. Koszalka was granted 8,200 options to purchase shares of our common stock in June 2004, October 2004, January 2005 and April 2005 at the fair market value of our common stock on the date of grant.
(7)	Mr. Creech was granted 5,200 options to purchase shares of our common stock in June 2004 and October 2004.
(8)	Mr. Graham was granted 5,000 options to purchase shares of our common stock in September 2004. The options vest monthly over four years (100% vesting in September 2008).
(9)	Dr. Koszalka is not currently an executive officer of the Company.

Vote Required

The affirmative vote of greater than 50 percent of the shares represented and voting at the Annual Meeting will be required to approve the amendment to the Stock Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the amendment of our Amended and Restated Stock Incentive Plan to increase the number of authorized shares of common stock issuable under the plan by 350,000 shares of common stock to a total of 5,752,941 shares of common stock.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 31, 2005, for each person or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and executive officers, individually and as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of May 31, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 21,948,887 shares of common stock outstanding as of May 31, 2005.

Unless otherwise indicated in the footnotes, the address for each listed stockholder is: c/o Trimeris, Inc., 3500 Paramount Parkway, Morrisville, North Carolina 27560.

Beneficial Owner	Number of Options Beneficially Owned	Number of Shares Beneficially Owned	Total Number of Options and Shares Beneficially Owned	Percentage of Total Number of Shares and Options Owned
Felix J. Baker and Julian C. Baker(1)	37,916	3,642,369	3,680,285	16.8

Mazama Capital Management, Inc.(2)	—	2,988,135	2,988,135	13.6

T. Rowe Price Associates, Inc.(3)	—	2,837,420	2,837,420	12.9

Franklin Advisors, Inc.(4)	—	2,530,616	2,530,616	11.5

Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch(5)	—	2,158,848	2,158,848	9.8

Barclays Global Investors(6)	—	1,298,157	1,298,157	5.9

Steven D. Skolsky(7)	72,916	50,635	123,551	*

Dani P. Bolognesi(8)	583,163	90,331	673,494	3.1

Robert R. Bonczek(9)	329,544	43,234	372,778	1.7

Barney Koszalka(10)	23,878	12,930	36,808	*

Andrew L. Graham(11)	1,041	381	1,422	*

Jeffrey M. Lipton(12)	110,000	185,822	295,822	1.3

E. Gary Cook(13)	70,000	3,500	73,500	*

J. Richard Crout(14)	56,667	6,870	63,537	*

Charles A. Sanders	88,383	7,804	96,187	*

Kevin C. Tang(15)	53,750	185,500	239,250	1.1

All executive officers and directors as a group (twelve persons)(16)	1,427,258	4,229,376	5,656,634	25.8

*	Less than 1%.
(1)	Based on a information provided by Felix J. Baker and Julian C. Baker, each has shared voting power and shared dispositive power over the shares listed. Julian C. Baker is the beneficial owner of 16,666 options and Felix J. Baker is the beneficial owner of 17,916 options. The address of Felix J. Baker and Julian C. Baker is: 667 Madison Avenue, New York, New York 10021.

(2)	Based on Schedule 13G/A filed with the SEC on February 14, 2005, Mazama Capital Management, Inc. held sole voting power as to 1,585,750 shares and sole dispositive power as to 2,988,135 shares. The address for Mazama Capital Management, Inc. is: One S.W. Columbia, Suite 1500, Portland, Oregon 97258.
(3)	Based on Schedule 13G/A filed with the SEC on February 14, 2005, T. Rowe Price Associates, Inc. held sole voting power as to 820,020 shares and sole dispositive power as to 2,837,420 shares. T. Rowe Price Associates, Inc.’s address is 100 East Pratt Street, Baltimore, Maryland 21202.
(4)	Based on Schedule 13G filed with the SEC on February 13, 2005, Franklin Advisors, Inc. held sole voting power as to 2,530,616 shares and sole dispositive power as to 2,530,616 shares. Franklin Advisors, Inc.’s address is One Franklin Parkway, San Mateo, CA 94403.
(5)	Based on a Schedule 13G filed with the SEC on April 28, 2004. Each person reported shared voting power and shared dispositive power over certain of the shares listed. Each reporting person disclaimed beneficial ownership of shares owned by any other reporting person. The address of Andrew H. Tisch, James S. Tisch and Thomas J. Tisch is 667 Madison Avenue, New York, New York 10021. The address of Daniel R. Tisch is: 500 Park Avenue, New York, New York 10022.
(6)	Based on Schedule 13G filed with the SEC on February 14, 2005, Barclays Global Investors, N.A., Inc. held sole voting power as to 1,180,416 shares and sole dispositive power as to 1,298,157 shares. The address for Barclays Global Investors, N.A. is: 45 Fremont Street, San Francisco, CA 94105.
(7)	Includes 50,000 restricted stock shares that were granted pursuant to the Amended and Restated Stock Incentive Plan, in connection with his initial employment agreement. These shares vest 100% in September 2008. Also includes 635 shares held in Mr. Skolsky’s 401(k) plan account. Mr. Skolsky is not currently vested in any of these 401(k) plan shares. Mr. Skolsky holds voting power as to his restricted stock and his 401(k) shares.
(8)	Includes 31,300 restricted stock shares that were granted pursuant to the Amended and Restated Stock Incentive Plan. These restricted stock shares vest 100% in June 2007. Also includes 2,559 shares held in Dr. Bolognesi’s 401(k) plan account. Dr. Bolognesi is currently vested in 100% of these 401(k) plan shares. Dr. Bolognesi holds voting power as to his restricted stock and his 401(k) shares. Includes further, the following shares as to which Dr. Bolognesi disclaims beneficial ownership: 9,000 shares of common stock owned by Sarah Bolognesi, Dr. Bolognesi’s wife, and 7,153 shares that Mrs. Bolognesi may acquire pursuant to certain stock options exercisable within 60 days after April 26, 2003.
(9)	Includes 15,700 restricted stock shares granted pursuant to the Amended and Restated Stock Incentive Plan. These restricted stock shares vest 100% in June 2007. Also includes 2,180 shares held in Mr. Bonczek’s 401(k) plan account. Mr. Bonczek is currently vested in 100% of these 401(k) plan shares. Mr. Bonczek holds voting power as to his restricted stock and his 401(k) shares.
(10)	Includes 11,000 restricted stock shares granted pursuant to the Amended and Restated Stock Incentive Plan. These restricted stock shares vest 100% in June 2007. Includes further, 1,930 shares held in Dr. Koszalka’s 401(k) plan account. Dr. Koszalka is currently vested in 75% of these 401(k) plan shares. Dr. Koszalka holds voting power as to his restricted stock and his 401(k) shares.
(11)	Includes 381 shares held in Mr. Graham’s 401(k) plan account. Mr. Graham is not currently vested in any of these 401(k) plan shares. Mr. Graham holds voting power as to his 401(k) shares.
(12)	Includes the following shares as to which Mr. Lipton disclaims beneficial ownership: 8,540 shares beneficially owned by Shelley Lipton, Mr. Lipton’s wife and 3,300 shares held by his sons and grandchildren.
(13)	Includes the following shares as to which Dr. Cook disclaims beneficial ownership: 1,500 shares beneficially owned by Brenda B. Cook, Dr. Cook’s wife.
(14)	Includes the following shares as to which Dr. Crout disclaims beneficial ownership: 1,500 shares beneficially owned by the Keith R. Crout Irrevocable Trust, for which Keith R. Crout, Dr. Crout’s son who shares Dr. Crout’s house, is the sole beneficiary and Linda C. Spevacek, Dr. Crout’s daughter, is the sole trustee; 470 shares beneficially owned by Keith R. Crout, Dr. Crout’s son who shares Dr. Crout’s house; and 900 shares beneficially owned by Carol K. Crout, Dr. Crout’s wife.
(15)

Includes 22,500 shares that Mr. Tang contributed to the Tang Family Trust u/t/d August 27, 2002, of which Mr. Tang is co-trustee. Includes 163,000 shares owned by Tang Capital Partners, LP of which Tang Capital Management, LLC is the general partner. Mr. Tang disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Tang is the sole managing member of Tang Capital Management, LLC.
(16)	See notes (1) and (7)—(15).

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following table sets forth the name, age and position of our executive officers, directors and key employees as of May 31, 2005:

Name	Age	Position
Steven D. Skolsky	49	Chief Executive Officer and Director
Dani P. Bolognesi, Ph.D.	64	Chief Scientific Officer and Vice Chairman of the Board of Directors
Robert R. Bonczek	60	Chief Financial Officer and General Counsel
M. Lynn Smiley, M.D.	52	Senior Vice President of Clinical Research
George Koszalka, Ph.D.	54	Executive Vice President of Scientific Operations
Andrew Graham	35	Director of Finance (Principal Accounting Officer) and Secretary
Jeffrey M. Lipton(1)(2)(3)	62	Chairman of the Board of Directors
Felix J. Baker, Ph.D.(2)	36	Director
Julian C. Baker(3)	39	Director
E. Gary Cook, Ph.D.(2)(3)	60	Director
J. Richard Crout, M.D.(1)	75	Director
Charles A. Sanders, M.D.(1)(2)	73	Director
Kevin C. Tang(2)(3)	38	Director

(1)	Member of the Audit and Finance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nomination and Governance Committee.

Steven D. Skolsky, was named Chief Executive Officer in September 2004. Prior to joining the Company, Mr. Skolsky was employed with GlaxoSmithKline (“GSK”), where he most recently managed product strategy and world wide clinical development for the GSK portfolio as Senior Vice President, Global Commercial Strategy. Mr. Skolsky previously served as Managing Director of GSK’s operations in New Zealand from 2000 to 2001 and in Australia from 1999 to 2000. Mr. Skolsky received his B.A. degree from the University of North Carolina at Chapel Hill.

Dani P. Bolognesi, Ph.D., a founder of Trimeris, has been a director since its inception and served as Chief Executive Officer of the Company from 1999 through August 2005. Dr. Bolognesi currently serves as Chief Scientific Officer and Vice-chairman of the Board of Directors. Dr. Bolognesi held a number of positions at Duke University from 1971 to March 1999, including, James B. Duke Professor of Surgery, Professor of Microbiology/Immunology, Vice Chairman of the Department of Surgery for Research and Development and Director of the Duke University Center for AIDS Research from 1989 to March 1999. From 1988 to March 1999, Dr. Bolognesi was the Director of the Central Laboratory Network that supports all HIV vaccine clinical trials sponsored by the National Institutes of Health. Dr. Bolognesi received his Ph.D. degree in Virology from Duke University and a B.S. degree from Rensselaer Polytechnic Institute.

Robert R. Bonczek joined Trimeris as a consultant in March 1997. He was named Acting Chief Administrative Officer and Acting Chief Financial Officer in September 1999, was named Chief Financial Officer in March 2000 and was named General Counsel in April 2000. From 1991 until 2001, Mr. Bonczek acted in a consulting capacity for Donaldson, Lufkin & Jenrette, an investment bank, and for Wilmer Cutler Pickering

Hale and Dorr LLP (formerly Wilmer Cutler & Pickering), a law firm. Since 1991, Mr. Bonczek has served as President of AspenTree Capital, a financial services and investment management company. Prior to 1991, Mr. Bonczek was with E.I. Du Pont de Nemours & Co., a chemical company, for 24 years, holding a number of senior management positions. Mr. Bonczek received his J.D. degree from the University of North Carolina at Chapel Hill, his M.B.A. from The Wharton School at the University of Pennsylvania and a B.A. degree from the University of North Carolina at Chapel Hill.

M. Lynn Smiley, M.D. joined Trimeris as Senior Vice President of Clinical Research in January 2001. From January 1997 until January 2001, Dr. Smiley served as Vice President of HIV and Opportunistic Infections Clinical Development at Glaxo Wellcome, Inc., now GlaxoSmithKline plc. From March 1988 to December 1996, Dr. Smiley held several positions in research and development at Burroughs Wellcome Co. and Glaxo Wellcome, Inc., including Director of the Infectious Diseases and Immunology Department. Dr. Smiley has also held teaching positions at the University of North Carolina at Chapel Hill School of Medicine since 1984, and has served as Clinical Professor of Medicine since 1994. Dr. Smiley received her M.D. from Duke University Medical School and a B.A. degree from the University of Kansas.

George Koszalka, Ph.D. joined Trimeris as Senior Vice President of Corporate Strategy in June 2002 and has served as Executive Vice President of Scientific Operations since July 2004. Dr. Koszalka served as Division Director of Virology at GlaxoSmithKline from January 2001 to June 2002, with global responsibilities for Research and Clinical Virology and serving as a liaison between the commercial, clinical development and research areas in the antiviral franchise. From 1973 until 2001, Dr. Koszalka held positions of increasing responsibility within Research and Development with Burroughs Wellcome and Glaxo Wellcome. Dr. Koszalka holds an M.S degree and a Ph.D. in Biochemistry from North Carolina State University and received a B.S. degree from Bethany College.

Andrew L. Graham, C.P.A. joined Trimeris as Director of Finance and Secretary in September 2004. From 2002 to 2004, Mr. Graham served as Chief Accounting Officer at Paradigm Genetics, Inc. From 1999 to 2002, Mr. Graham served as Comptroller and later as Director of Finance at Paradigm Genetics, Inc. Mr. Graham received his B.A and M.A. degrees in accounting from North Carolina State University and his M.B.A. from the University of North Carolina at Chapel Hill.

Jeffrey M. Lipton has been a director of Trimeris since June 1998 and has been Chairman of the Board since June 1999. Since July 1998, Mr. Lipton has been President and Chief Executive Officer of NOVA Chemicals Corporation. Previously, Mr. Lipton served as Senior Vice President and Chief Financial Officer of NOVA Corporation from February 1994 until September 1994. From September 1994 to July 1998 he was President of NOVA Corporation. Prior to NOVA, Mr. Lipton worked with E.I. Du Pont de Nemours & Co. for almost three decades, where he held a number of senior management positions. Mr. Lipton serves on the Board of Directors of NOVA Chemicals Corporation, and is a Director of Hercules Incorporated. Mr. Lipton is a Director of the American Chemistry Council and Chairman of the Executive Committee. He is a member of the Society of Chemical Industry, America Section and Chairman of the Executive Committee and is a member of the Canadian Council of Chief Executives. Mr. Lipton received his M.B.A. from Harvard University and a B.S. degree from Rensselaer Polytechnic Institute.

Felix J. Baker, Ph.D. has served as a director of Trimeris, Inc. since April 2004. Dr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for university endowments and foundations, which are focused on publicly traded life sciences companies. In 1994, Dr. Baker co-founded a biotechnology investing partnership with the Tisch Family, which led to the establishment in 2000 of Baker/Tisch Advisors, LLC. Dr. Baker is currently a Managing Member of Baker/Tisch Advisors. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. He is also a director of Neurogen Corporation, Conjuchem Inc., Seattle Genetics, Inc., and AnorMED Inc.

Julian C. Baker has served as a director of Trimeris, Inc. since April 2004. Mr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for university endowments and foundations, which are focused on publicly traded life sciences companies. In 1994, Mr. Baker co-founded a biotechnology investing partnership with the Tisch Family, which led to the establishment in 2000 of Baker/Tisch Advisors, LLC. Mr. Baker is currently a Managing Member of Baker/Tisch Advisors. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Incyte Corporation, Neurogen Corporation, and Theravance, Inc. Mr. Baker holds an A.B. magna cum laude from Harvard University.

E. Gary Cook, Ph.D. has been a director of Trimeris since February 2000. Since May 2002, Dr. Cook has served as Chairman of Integrated Environmental Technologies. From 1996 to 1999, Dr. Cook was Chairman of the Board of Directors, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals corporation. From 1994 to 1996, Dr. Cook was President and Chief Operating Officer of Albemarle Corporation, a global specialty chemicals corporation. From 1992 to 1994, Dr. Cook was Senior Vice President, President – Chemicals, and member of the Board of Directors of Ethyl Corporation. Prior to Ethyl, Dr. Cook was with E.I. Du Pont de Nemours & Co. for 23 years, holding a number of senior management positions, including Vice President, Printing and Publishing, Vice President, Medical Products, and Vice President, Corporate Plans. Dr. Cook serves on the Boards of Directors of Louisiana-Pacific Corporation and Envirokare Tech, Inc. Dr. Cook received his Ph.D. degree in Chemistry from The Virginia Polytechnic Institute and University and a B.S. degree from the University of Virginia.

J. Richard Crout, M.D. has been a director of Trimeris since November 1998. Since 1994, Dr. Crout has been President of Crout Consulting, a firm that provides consulting advice to pharmaceutical and biotechnology companies on the development of new products. From 1984 to 1993, Dr. Crout was Vice President, Medical and Scientific Affairs with Boehringer Mannheim Pharmaceuticals Corp. From 1973 to 1982, Dr. Crout was Director of the Bureau of Drugs, now known as the Center for Drug Evaluation and Research at the U.S. Food and Drug Administration. Dr. Crout received his M.D. degree from Northwestern University Medical School and an A.B. degree from Oberlin College.

Charles A. Sanders, M.D. has been a director of Trimeris since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo Inc. and a member of the Board of Directors of Glaxo plc. Dr. Sanders is currently retired. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multinational pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Vertex Pharmaceuticals Incorporated, Genentech, Inc., Biopure Corporation, Fisher Scientific International, Icagen Incorporated and Cephalon, Inc. Dr. Sanders received his M.D. degree from Southwestern Medical College of the University of Texas.

Kevin C. Tang has been a director of Trimeris since August 2001. Mr. Tang is the Managing Director of Tang Capital Management, LLC, a Life Sciences-focused investment company he founded in August 2002. From September 1993 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Mr. Tang currently serves as a director of IntraBiotics Pharmaceuticals, Inc. Mr. Tang received a B.S. degree from Duke University.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors’ Compensation Committee is responsible for determining the salaries and incentive compensation of the executive officers and providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation Committee also administers our benefit plans, including the Stock Incentive Plan. Dr. Cook serves as the Chairman of the Compensation Committee and the other members of the committee are Mr. Lipton, Dr. Sanders, Mr. Tang and Felix J. Baker. None of Dr. Cook, Dr. Baker, Mr. Lipton, Dr. Sanders or Mr. Tang has served as an officer or employee of Trimeris or has any relationship with Trimeris requiring disclosure under SEC regulations.

Executive Compensation

The following table sets forth certain information with respect to the annual and long-term compensation paid by us during the fiscal years ended December 31, 2004, 2003, and 2002 to Messrs. Skolsky, Bolognesi, Ellis (resigned effective June 27, 2004), Bonczek, Koszalka, Creech (resigned effective October 25, 2004), and Graham (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary		Bonus (2)		Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation

Steven D. Skolsky	2004	$142,381	(1)		$70,000	$575,500	(3)	350,000	(5)	(11)
Chief Executive Officer	2003 2002	— —			— —	— —		— —		— —

Dani P. Bolognesi Chief Scientific Officer	2004 2003 2002	$438,263 437,304 417,300			$167,000 — 313,000	$442,582 — —	(4)	94,000 54,000 69,000	(6) (7) (8)	(11) (11) (11)

M. Nixon Ellis President (resigned)	2004 2003 2002	$157,522 314,304 294,876		$	— — 180,000	— — —		— 26,000 34,500	(7) (8)	$166,793 — —	(12)

Robert R. Bonczek Chief Financial Officer and General Counsel	2004 2003 2002	$292,040 291,300 278,604			$89,000 — 167,000	$221,998 — —	(4)	47,200 26,000 34,500	(6) (7) (8)	(11) (11) (11)

Barney Koszalka Executive Vice President of Scientific Operations	2004 2003 2002	$222,768 196,308 111,013			$49,000 53,000 51,000	$155,540 — —	(4)	32,800 14,000 10,000	(6) (7) (9)	(11) (11) (11)

Timothy J. Creech	2004	$147,027			$—	$98,980	(4)	20,800	(6)(10)	—
Vice President of Finance (Principal Accounting Officer) (resigned)	2003 2002	165,300 149,304			42,000 57,000	— —		12,000 9,500	(7) (8)	(11) (11)

Andrew L. Graham Director of Finance (Principal Accounting Officer)	2004 2003 2002	$45,454 — —	(1)		$7,000 — —	— — —		5,000 — —	(9)

(1)	Mr. Skolsky and Mr. Graham each commenced employment with Trimeris in September 2004.
(2)	In February 2003, 2002 bonuses were awarded and paid to the Named Executive Officers for achievement in 2002; however, such bonuses are reported with the 2002 compensation. In February 2004, a 2003 bonus was awarded and paid to Mr. Creech for achievement in 2003; however, such bonus was reported with the 2003 compensation. The other Named Executive Officers that were present in 2003 did not receive a bonus for that year. In February 2005, 2004 bonuses were awarded and paid to the Named Executive Officers for achievement in 2004; however, such bonuses are reported with the 2004 compensation.
(3)

These shares of restricted stock were granted to Mr. Skolsky pursuant to the Amended and Restated Stock Incentive Plan in connection with his initial employment agreement with Trimeris. The dollar value of the grant was calculated using $11.51, the closing price of our stock on the date of grant. These restricted shares vest 100% in September 2008. In the event that Mr. Skolsky’s employment is terminated because of death, disability, without Cause, or for Good Reason (as these terms are defined in Mr. Skolsky’s employment agreement), Mr. Skolsky is entitled to receive a pro rata number of the shares granted (but in no event, other than termination for Cause, shall Mr. Skolsky be entitled to receive less than 50% of the shares granted).

(4)	On June 22, 2004, the Compensation Committee approved an aggregate number of shares of restricted stock to be granted to all eligible employees, including the Named Executive Officers pursuant to our Amended and Restated Stock Incentive Plan. The dollar value of the grant was calculated using $14.14, the closing price of our stock on the date of grant. These restricted shares vest 100% in June 2007 and are cancelled in the event that employment is terminated prior to vesting.
(5)	These options to purchase shares of stock were granted to Mr. Skolsky pursuant to the Amended and Restated Stock Incentive Plan in connection with his initial employment agreement with Trimeris. The options vest monthly over four years (100% vesting in September 2008). In the event that Mr. Skolsky’s employment is terminated because of death, disability, without Cause, or for Good Reason (as these terms are defined in Mr. Skolsky’s employment agreement), prior to September 2006, Mr. Skolsky will automatically vest in 50% of the options granted.
(6)	On June 22, 2004, the Compensation Committee approved an aggregate number of options to purchase shares of our common stock to be granted on a quarterly basis over four quarters to all eligible employees, including the Named Executive Officers pursuant to our Amended and Restated Stock Incentive Plan. These option grants were awarded at the fair market value of our common stock on the date of that particular quarterly grant. These quarterly option grants began in June 2004 and continued thereafter until April 2005, as long as the employee was employed by us on the date of grant. Once granted, the aggregate number of options become exercisable over a four-year period, with the first grant in June 2004 exercisable in full in June 2005 and the remainder of the grants exercisable ratably over a three-year period beginning in June 2005. The number in this column represents the total number of options to purchase shares of our common stock that the Named Executive Officer received pursuant to such grants on a quarterly basis in June 2004, October 2004, January 2005 and April 2005.
(7)	On June 18, 2003, the Compensation Committee approved an aggregate number of options to purchase shares of our common stock to be granted on a quarterly basis over four quarters to all eligible employees, including the Named Executive Officers pursuant to our Amended and Restated Stock Incentive Plan. These option grants were awarded at the fair market value of our common stock on the date of that particular quarterly grant. These quarterly option grants began in June 2003 and continued thereafter until April 2004, as long as the employee was employed by us on the date of grant. Once granted, the aggregate number of options become exercisable over a four-year period, with the first grant in June 2003 exercisable in full in June 2004 and the remainder of the grants exercisable ratably over a three-year period beginning in June 2004. The number in this column represents the total number of options to purchase shares of our common stock that the Named Executive Officer received pursuant to such grants on a quarterly basis in June 2003, October 2003, January 2004 and April 2004.
(8)	On June 26, 2002, the Compensation Committee approved an aggregate number of options to purchase shares of our common stock to be granted on a quarterly basis over four quarters to all eligible employees, including the Named Executive Officers pursuant to our Amended and Restated Stock Incentive Plan. These option grants were awarded at the fair market value of our common stock on the date of that particular quarterly grant. These quarterly option grants began in June 2002 and continued thereafter until April 2003, as long as the employee was employed by us on the date of grant. Once granted, the aggregate number of options become exercisable over a four-year period, with the first grant in June 2002 exercisable in full in June 2003 and the remainder of the grants exercisable ratably over a three-year period beginning in June 2003. The number in this column represents the total number of options to purchase shares of our common stock that the Named Executive Officer received pursuant to such grants on a quarterly basis in June 2002, October 2002, January 2003 and April 2003.
(9)	These options to purchase shares of stock were granted pursuant to the Amended and Restated Stock Incentive Plan in connection with the executive officer’s commencement of employment with Trimeris. The options vest monthly over four years from the date of commencement of employment.

(10)	This number represents the total number of options approved by the Compensation Committee to be granted to Mr. Creech beginning in June 2004. Mr. Creech received 10,400 of these options prior to his departure, however these options expired unexercised following his termination of employment with the Company.
(11)	Beginning in 1998, we matched 100% of a participant’s annual contributions to the Trimeris Employee 401(k) Plan with common stock, provided the participant was employed on the last day of the year. The number of shares issued is based on the annual contributions to be matched divided by the closing price of the common stock on the last trading day of the year. The dollar amount of matching contributions were calculated using the closing stock price on the date of grant. On December 31, 2002, December 31, 2003 and December 31, 2004, the closing price was $43.17, $20.94 and $14.17, respectively. On December 31, 2004, Mr. Skolsky received 635 shares of stock. Based on the closing price that day the value of the Company’s 401(k) contribution to Mr. Skolsky for 2004 was approximately $9,000. Mr. Skolsky is not yet vested in any of these shares. On December 31, 2002, December 31, 2003 and December 31, 2004, Dr. Bolognesi received 254, 540 and 917 shares of stock, respectively, and as of April 23, 2005, is vested in all of those shares of stock. Based upon the closing price of the Company’s common stock on the date of grant, the value of the Company’s 401(k) contributions to Dr. Bolognesi for years 2002, 2003 and 2004 was approximately $11,000, $11,300 and $13,000, respectively. On December 31, 2002, December 31, 2003 and December 31, 2004, Mr. Bonczek received 277, 630 and 1,129 shares of stock, respectively, and as of April 23, 2004, is vested in all of those shares of stock. Based upon the closing price of the Company’s common stock on the date of grant, the value of the Company’s 401(k) contributions to Mr. Bonczek for years 2002, 2003 and 2004 were approximately $12,000, $13,200 and $16,000, respectively. On December 31, 2002, December 31, 2003 and December 31, 2004, Dr. Koszalka received 170, 631 and 1,129 shares of stock, respectively, and as of April 23, 2005, is vested in 50% of those shares of stock. Based upon the closing price of the Company’s common stock on the date of grant, the value of the Company’s 401(k) contributions to Dr. Koszalka for years 2002, 2003 and 2004 were approximately $7,300, $13,200 and $16,000, respectively. On December 31, 2002, December 31, 2003 and December 31, 2004, Mr. Creech received 254, 540 and 0 shares of stock, respectively, and as of April 23, 2004, is vested in all of those shares of stock. Based upon the closing price of the Company’s common stock on the date of grant, the value of the Company’s 401(k) contributions to Mr. Creech for years 2002 and 2003 were approximately $11,000 and $11,300, respectively. On December 31, 2004, Mr. Graham received 381 shares of stock. Based upon the closing price of the Company’s common stock on the date of grant, the value of the Company’s 401(k) contribution to Mr. Graham for 2004 was approximately $5,400. Mr. Graham is not yet vested in any of these shares.
(12)	In connection with his Separation and Severance Agreement with the Company, Dr. Ellis is entitled to continue receiving his monthly base salary as of the date of termination of his employment for a period of two years following termination (up to a total of $628,000). The amount reported for 2004 includes approximately $10,000 owed to Dr. Ellis as a result of unused vacation time.

Employment Agreements

We have entered into employment agreements with some of our Named Executive Officers as described below. In addition to the specific rights set forth in any agreement, in the event of any change in control, options and restricted stock granted pursuant to the Amended and Restated Stock Incentive Plan contain a change in control provision, which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees.

In April 1999, we entered into an employment agreement with Dr. Bolognesi to serve as our Chief Executive Officer and Chief Scientific Officer. Under this agreement, Dr. Bolognesi is entitled to receive minimum annual compensation of $285,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. He also received in 1999 a one-time payment of $40,000 for replacement of lost income. In connection with the agreement, Dr. Bolognesi received a grant of options to purchase 235,000 shares of common stock at $11.625 per share. If Dr. Bolognesi’s employment is terminated for any reason other than for cause, Dr. Bolognesi’s employment agreement provides that he is entitled to his base salary and benefits for two years from the date of termination. In April 2005, Dr. Bolognesi’s employment agreement was automatically renewed until April 2007, unless terminated earlier in accordance with its terms. In September 2004, Dr. Bolognesi stopped serving as Chief Executive Officer but continues to serve as Chief Scientific Officer. The Company is currently in negotiations with Dr. Bolognesi with respect to the terms of a new contract.

In March 2000, we entered into an employment agreement with Dr. Ellis, our former President. Under this agreement, Dr. Ellis is entitled to receive minimum annual compensation of $220,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. In June 2004, the Company terminated its employment agreement with Dr. Ellis. According to the terms of the Separation and Severance Agreement between Dr. Ellis and the Company, Dr. Ellis is entitled to receive his monthly base salary as of the date of termination of his employment for a period of two years following termination. The Company will contribute towards medical and dental coverage for Dr. Ellis and his wife through December 2005 as part of the Separation and Severance Agreement.

In January 2000, we entered into an employment agreement with Mr. Bonczek, our Chief Financial Officer and General Counsel. Under this agreement, Mr. Bonczek is entitled to receive minimum annual compensation of $210,000 and an annual bonus based upon the achievement of certain milestones. Pursuant to his agreement, he also received in 2000 a one-time payment of $16,000 for replacement of lost income and in 2001 a one-time payment of $19,790 for reimbursement for moving and miscellaneous expenses. In October 1999, Mr. Bonczek received a grant of options to purchase 100,000 shares of common stock at $17.625 per share. If Mr. Bonczek’s employment is terminated for any reason other than for cause, Mr. Bonczek’s agreement provides that he is entitled to his base salary and benefits for two years from the date of such termination. In January 2004, Mr. Bonczek’s employment agreement was automatically renewed until January 2006, unless terminated earlier in accordance with its terms.

In February 2004, we entered into an employment agreement with Mr. Creech, our former Vice President of Finance. Under this agreement, Mr. Creech is entitled to receive minimum annual compensation of $172,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. If Mr. Creech’s employment is terminated by the Company for any reason other than for cause, Mr. Creech’s employment arrangement provides that he is entitled to his base salary and benefits from the date of such termination until February 2005. This agreement expired according to its terms upon Mr. Creech’s termination of employment in November 2004 with no further obligations on the part of the Company.

In June 2004, we entered into an employment agreement with Dr. Koszalka, our Executive Vice President of Commercial Operations. Under this agreement, Dr. Koszalka is entitled to receive minimum annual compensation of $235,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. If Dr. Koszalka’s employment is terminated for any reason other than for cause, Dr. Koszalka’s employment arrangement provides that he is entitled to his base salary and benefits for one year from the date of such termination. The agreement is set to expire in June 2006 and shall automatically renew for a one-year period unless terminated earlier in accordance with its terms.

In September 2004, we entered into an employment agreement with Mr. Skolsky, our Chief Executive Officer. The employment agreement has an initial term of two years and thereafter will automatically be extended for two year periods unless notice of non-renewal is given by either party no later than 90 days prior to the end of the expiration of each term. Under the agreement, Mr. Skolsky will receive an annual salary of $450,000, as well as other compensation, including bonus opportunities based upon the achievement of financial and other performance criteria. In addition, under the agreement, Mr. Skolsky received a grant of an option to purchase 350,000 shares of the Company’s common stock and a grant of 50,000 shares of restricted stock. Both the option grant and the restricted stock grant are subject to the terms of the Company’s Amended and Restated

Stock Incentive Plan. In the event that Mr. Skolsky’s employment is terminated other than for Cause, death or Disability or upon his resignation for Good Reason (as these terms are defined in the agreement), Mr. Skolsky will be entitled to certain severance payments and benefits, including two times his base salary plus his Target Bonus (as defined in the Employment Agreement). Mr. Skolsky will also be entitled to a pro rata bonus for the year of termination based on actual results for such year if he is terminated due to death, Disability, termination without Cause, or upon resignation for Good Reason. Mr. Skolsky is subject to non-competition restrictions during the term of his employment and for one year thereafter. In the event that the payment of benefits is due as a result of a Change of Control, the Company is required to pay any excise taxes that may apply to such benefits. Mr. Skolsky is entitled to receive reimbursement for financial planning and tax preparation (including a gross-up for any taxes incurred on payment for these services) up to a maximum of $10,000 per year.

Stock Option Information

The following table contains information concerning stock options granted during the fiscal year ended December 31, 2004 to the Named Executive Officers. We have never granted any stock appreciation rights.

OPTIONS GRANTED IN THE YEAR ENDED DECEMBER 31, 2004

	Individual Grants
Name	Number Of Securities Underlying Options		Percent Of Total Options Granted To Employees In 2004		Exercise Price Per Share	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(6)
							5%	10%
Steven D. Skolsky	350,000	(2)	37.0%		$11.51	9/08/2014	$2,377,264	$5,945,442
Dani P. Bolognesi	13,500 13,500 23,500 23,500	(3) (3) (4) (4)	1.4 1.4 2.5 2.5	% % % %	21.01 14.96 14.14 15.95	6/18/2013 6/18/2013 6/22/2014 6/22/2014	167,376 115,263 208,975 228,457	418,601 286,156 529,585 575,279
M. Nixon Ellis(1)	6,500 6,500	(3) (3)	0.7 0.7	% %	21.01 14.96	6/18/2013 6/18/2013	80,589 57,382	201,549 143,511
Robert R. Bonczek	6,500 6,500 11,800 11,800	(3) (3) (4) (4)	0.7 0.7 1.2 1.2	% % % %	21.01 14.96 14.14 15.95	6/18/2013 6/18/2013 6/22/2014 6/22/2014	80,589 55,497 104,932 114,715	201,549 137,779 236,412 288,864
Barney Koszalka	3,500 3,500 8,200 8,200	(3) (3) (4) (4)	0.4 0.4 0.9 0.9	% % % %	21.01 14.96 14.14 15.95	6/18/2013 6/18/2013 6/22/2014 6/22/2014	43,394 30,898 68,422 77,181	108,526 77,275 171,121 193,026
Timothy J. Creech(1)	3,000 3,000 5,200 5,200	(3) (3) (4) (4)	0.3 0.3 0.6 0.6	% % % %	21.01 14.96 14.14 15.95	6/18/2013 6/18/2013 6/22/2014 6/22/2014	37,195 26,484 43,390 48,944	93,023 66,236 108,516 122,407
Andrew L. Graham	5,000	(5)	0.5%		11.95	9/01/2014	35,259	88,182

(1)	This table represents the total number of options approved by the Compensation Committee to be granted to named executive officer for 2004. In the case of both Dr. Ellis and Mr. Creech, these options expired unexercised following termination of their employment with the Company.
(2)	These options to purchase shares of stock were granted to Mr. Skolsky pursuant to the Amended and Restated Stock Incentive Plan in connection with his initial employment agreement with Trimeris. The options vest monthly over four years (100% vesting in September 2008). In the event that Mr. Skolsky’s employment is terminated because of death, disability, without Cause, or for Good Reason (as these terms are defined in Mr. Skolsky’s employment agreement), prior to September 2006, Mr. Skolsky will automatically vest in 50% of the options granted.

(3)	Each option represents the right to purchase one share of common stock. The options shown in this row were all granted pursuant to the Amended and Restated Stock Incentive Plan. These options were granted in January 2004 and April 2004 based upon an aggregate option number determined in June 2003 that was designed to be granted on a quarterly basis over four quarters at the fair market value of our common stock on the date of grant. These January 2004 and April 2004 options become exercisable ratably over a three-year period that began in June 2004. Upon the occurrence of certain events that result in a change of control, all outstanding options granted to all employees, including executive officers, will become fully exercisable.
(4)	Each option represents the right to purchase one share of common stock. The options shown in this row were all granted pursuant to the Amended and Restated Stock Incentive Plan. These options were granted in June 2004 and October 2004 and collectively become exercisable over a four-year period. The June 2004 grant is exercisable in full in June 2005. The October 2004 grant is exercisable ratably over a three-year period that begins in June 2006. The number of option shares granted in each instance was based upon an aggregate option number that was determined in June 2004 and that was designed to be granted on a quarterly basis over four quarters at the fair market value of our common stock on the date of grant. Upon the occurrence of certain events that result in a change of control, all outstanding options granted to all employees, including executive officers, will become fully exercisable.
(5)	These options to purchase shares of stock were granted to Mr. Graham pursuant to the Amended and Restated Stock Incentive Plan in connection with his initial employment agreement with Trimeris. The options vest monthly over four years (100% vesting in September 2008).
(6)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Year-End Option Table

The following table contains information regarding stock options held by our named executive officers, and the number of and value of any unexercised in-the-money options, as of December 31, 2004. The value of unexercised in-the-money options at December 31, 2004 is based on a value of $14.17 per share, the fair market value of our common stock as reflected by the closing price on the Nasdaq National Market on December 31, 2004, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2004 AND YEAR-END OPTION VALUES

				Number of Securities underlying Unexercised Options as of December 31, 2004 (#)		Value of Unexercised In-the- Money Options at December 31, 2004
Name	Shares Acquired on Exercise (#)		Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven D. Skolsky	—		—	21,875	328,125	58,188	872,813
Dani P. Bolognesi	—		—	524,352	114,890	1,323,584	705
M. Nixon Ellis(2)	—		—	0	0	0	0
Robert R. Bonczek	—		—	303,800	56,930	562,870	354
Timothy J. Creech(3)	20,487	(4)	62,485	54,334	22,766	50,900	156
Barney Koszalka	—		—	11,499	28,901	0	246
Andrew L. Graham	—		—	416	4,584	924	10,176

(1)	Value realized is calculated as the fair market value of our common stock as reflected by the closing price on the Nasdaq National Market on the date of exercise, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.
(2)	Mr. Ellis resigned from the Company, effective June 27, 2004.
(3)	Mr. Creech resigned from the Company, effective October 25, 2004.
(4)	At the time of exercise, Mr. Creech was not an employee of the Company.

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2004, regarding shares authorized for issuance under our equity compensation plans.

The equity compensation plans approved by our stockholders are the Amended and Restated Stock Incentive Plan and our 1997 Trimeris, Inc. Employee Stock Purchase Plan. As of December 31, 2004, we did not have any equity compensation plans that were not approved by our stockholders.

Equity Compensation Plan Information as of December 31, 2004

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,473,000	(1)	$27.09	652,000	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,473,000		$27.09	652,000

(1)	This amount includes the following awards granted pursuant to the Amended and Restated Stock Incentive Plan:
•	3,244,000 shares issuable upon the exercise of outstanding stock options.
•	229,000 restricted stock shares. Since these restricted stock awards are freely transferable upon vesting and have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
(2)	Includes 556,000 options remaining available for grant under the Amended and Restated Stock Incentive Plan, and 96,000 shares issuable under the Trimeris, Inc. 1997 Employee Stock Purchase Plan.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors offers this report regarding compensation for our executive officers, including our Chief Executive Officer. The Compensation Committee is composed entirely of independent directors (as defined in the Nasdaq listing standards) and is responsible for developing and making recommendations to the Board with respect to our executive compensation policies and practices, including the establishment of the annual total compensation for all executive officers, including our Chief Executive Officer.

GENERAL COMPENSATION POLICY

Our primary objective is to maximize the value of our shares over time. The Compensation Committee, with this objective in mind, authorizes compensation packages for our executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of our business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies, in our industry.

We compensate our executive officers with a combination of salary and incentives designed to encourage efforts to achieve both our short-term and long-term goals. The compensation structure attempts to reward both individual contributions and our overall corporate performance. The Committee evaluates corporate performance and makes executive compensation decisions from various performance measures such as sales growth, earnings per share, achieving milestones in the development of drug candidates and raising capital needed for operations.

Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to Trimeris’ five most highly compensated executive officers. Under this section of the Code, the Company generally may deduct compensation paid to any such officer to the extent that it does not exceed $1 million during any calendar year or is “performance-based” as defined in Section 162(m). The Compensation Committee expects that the deductibility limit of Section 162(m) will not currently have a significant effect on the Company. Current cash compensation paid to each of the Company’s executives is less than $1 million per year and is thus generally fully deductible to Trimeris.

The basic components of our compensation packages for our executive officers include the following:

•	Base Salary

•	Performance Incentive Awards

•	Long-term Incentives

•	Benefits

Each executive officer’s compensation package contains a mix of these components and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of similar biopharmaceutical companies. The Committee favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places significant weight upon long-term incentives in the form of equity compensation.

Base Salary. Base salary and increases in base salary are determined by both individual and Company performance, as well as the salary levels in effect for similar biopharmaceutical companies. During 2004, the Committee attempted to keep the base salaries of our officers at a level consistent with the median range of the salaries of equivalent officers in similar biopharmaceutical companies. In addition, the Committee considered the following factors in setting the base salaries for executive officers during 2005: our sales of FUZEON, achievement of cost and earnings objectives, our progress in the development of next generation fusion inhibitors, and contributions in any area of special expertise by a particular executive.

Performance Incentive Awards. Performance incentive awards are granted by the Committee based upon its evaluation of the performance of each executive officer and the achievement of our goals during the year. Payment of bonuses occurs as soon as practical in the following calendar year. In February 2005, bonuses totaling $382,000 were awarded to the Named Executive Officers for achievements in 2004, which included increases in FUZEON sales and progress in the development of a third generation clinical candidate.

Long-term Incentive Compensation. Long-term incentive compensation in the form of stock-based awards is expected to be the largest element of total compensation over time in order to conserve our cash resources, to align the long-term interests of each officer with the interests of our stockholders and to provide long-term incentives for the individual officer to remain with us. Grants are generally made to most employees on their date of hire based on salary level and position. Under our stock option plan, stock option grants made in connection with commencement of employment are priced at the fair market value on the date of grant, generally become exercisable over a period of four years and have a term of up to ten years. All employees, including executive officers, are eligible for subsequent discretionary grants, which are generally based on corporate and/or individual performance. During the period covering 2000-2004, the number of options to be granted was determined each June. The options were granted in June, October, January and April at the fair market value of our common stock on the date of each grant. In order to receive the quarterly grant, the individual employee was required to be employed on the date of grant. Prior to 2000, discretionary grants were awarded on an annual basis at the fair market value on the date of grant and became exercisable over a period of four years. The size of the stock option grant to each officer is based on the officer’s current position and expected future contributions to our business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary, which are expected to create a significant value opportunity based upon stock ownership. Restricted stock grants include a restriction that lapses after three years of service with the Company and are subject to the provisions of the Amended and Restated Stock Incentive Plan.

Benefits. Benefits offered to our executive officers are substantially the same as those offered to all our regular employees and generally include medical insurance, dental insurance, 401(k) plan, employee stock purchase plan, disability insurance, life insurance and flexible spending account.

CEO COMPENSATION

Mr. Skolsky’s compensation in 2004, including base salary, bonus award and stock-based incentive grants was determined within the same general framework established for all executive officers of the Company. However, in light of the fact that 2004 was the first year of Mr. Skolsky’s employment, the Committee also considered the requirements of attracting a top-level executive to the Company.

Mr. Skolsky’s 2004 base salary of $450,000 was arrived at using various surveys regarding executive compensation at similar biopharmaceutical companies. Prior to the Committee establishing Mr. Skolsky’s bases salary for 2004, the Committee conducted an extensive study of compensation for officers with similar responsibilities in similar biopharmaceutical companies.

Mr. Skolsky’s target bonus is set by contract to range from 25%–75% of his base salary based on financial and other criteria set by the board in consultation with Mr. Skolsky. Mr. Skolsky’s bonus award was $70,000 for 2004, which was pro rated for his partial year of service. The Committee based the bonus on objectives relating to FUZEON sales and other personal objectives.

In September 2004, we entered into an employment agreement with Mr. Skolsky, to serve as our Chief Executive Officer and a member of our Board of Directors. The employment agreement has an initial term of two years and thereafter will automatically be extended for two year periods unless notice of non-renewal is given by either party no later than 90 days prior to the end of the expiration of each term. Under the agreement, Mr. Skolsky will receive an annual salary of $450,000, as well as other compensation, including bonus opportunities based upon the achievement of financial and other performance criteria. In addition, under the agreement, Mr. Skolsky received a grant of an option to purchase 350,000 shares of the Company’s common stock and a grant of 50,000 shares of restricted stock. Both the option grant and the restricted stock grant are subject to the terms of the Company’s Amended and Restated Stock Incentive Plan. The Company paid approximately $22,000 in legal fees on behalf of Mr. Skolsky, in connection with the negotiations of Mr. Skolsky’s employment agreement. For a detailed discussion of Mr. Skolsky’s employment agreement, please refer to the section entitled “Employment Agreements” on page 12 of this Amendment No. 1.

The Committee expects that stock options will represent the largest element of Mr. Skolsky’s compensation and will provide a direct link between Mr. Skolsky’s compensation and the Company’s performance overall. The Committee believes that Mr. Skolsky’s inducement package was appropriate to attract an executive of Mr. Skolsky’s background and experience and are comparable to the compensation offered to chief executive officers in similar biopharmaceutical companies. In addition, it is the Committee’s judgment that Mr. Skolsky’s commercial experience and management leadership skills are extremely important to the Company, and it is therefore essential to provide Mr. Skolsky with a significant unvested stock ownership position.

Compensation Committee of the Board of Directors

E. Gary Cook, Ph.D., Chairman

Jeffrey M. Lipton

Charles A. Sanders, M.D.

Kevin C. Tang

Felix J. Baker, Ph.D.

Audit and Finance Committee Report

The Audit and Finance Committee of the Board of Directors assists the Board in executing its responsibilities. The Audit and Finance Committee’s responsibilities include providing oversight of the quality and integrity of the Company’s regulatory and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of this Audit and Finance Committee report. The Audit and Finance Committee also reviews and recommends for Board approval, the engagement of independent auditors for the Company, subject to shareholder ratification. This year, the Audit and Finance Committee was actively involved and recommended to the Board to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Management is responsible for the internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit and Finance Committee is composed of three non-employee members, each of whom is independent as defined in Nasdaq listing standards. Although each of the members of the Audit and Finance Committee is financially literate, the Board has determined that Mr. Lipton is an audit committee financial expert as defined by the SEC.

The Audit and Finance Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2004 with members of management and KPMG LLP, our independent registered public accounting firm. The Audit and Finance Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” The Audit and Finance Committee has also considered whether the provisions of non-audit services by the independent auditors are compatible with maintaining the auditors’ independence and concluded that they are compatible.

The Audit and Finance Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, “Independence Discussions with Audit Committees,” and discussed the independence of KPMG LLP with representatives of that firm.

During the course of 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and KPMG LLP at regularly scheduled Committee meetings. The Committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of (i) the financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2005.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited financial statements as of and for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit and Finance Committee of the Board Of Directors

J. Richard Crout, M.D., Chairman

Jeffrey M. Lipton

Charles A. Sanders, M.D.

Stock Performance Graph

The following table compares the yearly percentage change in the cumulative total stockholder return on Trimeris common stock during the five fiscal years ended December 31, 2004 with cumulative total return on the Nasdaq stock market and the Nasdaq Pharmaceuticals index. The comparison assumes $100 was invested on December 31, 1999 in Trimeris common stock and in each of such indices and assumes reinvestment of any dividends.

CUMULATIVE TOTAL RETURN

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
TRIMERIS, INC.	$100	$232	$190	$183	$89	$60
NASDAQ STOCK MARKET-US	$100	$60	$48	$33	$49	$54
NASDAQ PHARMACEUTICALS	$100	$125	$106	$69	$101	$107

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this report or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2004, the Board of Directors voted to expand the Board and to appoint Felix J. Baker and Julian C. Baker as new directors. In connection with their appointment to the Board, the Company granted the Bakers certain registration rights related to the resale of Trimeris common stock.

During 2004, there were no other transactions between the Company and any officer, director or principal stockholder except those related to employment and executive compensation.

For information regarding compensation and employment agreements with our directors and executive officers, see “Executive Compensation,” included herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market (“Nasdaq”). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied.

FEES PAID TO THE INDEPENDENT AUDITORS

The aggregate fees billed to Trimeris by KPMG LLP for services rendered related to 2004 are set forth in the following table:

Type of Service	Amount of Fee
Audit Fees
Audit fees for the 2004 financial statements (including quarterly reviews)	$177,510
Attestation report of effectiveness of internal control over financial reporting and management’s assessment	202,940
Audit related fees (miscellaneous consultation)	12,055
Comfort Letters and registration statements	—

Audit related fees
Audit of 401(k) plan	22,000

Total audit and audit related fees	$414,505

Tax fees
Tax compliance	11,785
Tax consulting (relating to compensation and benefits issues)	—

Total tax service fees	$11,785

All other fees	—
Total fees	$426,290

The aggregate fees billed to Trimeris by KPMG LLP for services rendered related to 2003 are set forth in the following table:

Type of Service	Amount of Fee
Audit fees
Audit fees for the 2003 financial statements (including quarterly reviews)	$139,000
Attestation report of effectiveness of internal control over financial reporting and management’s assessment	—
Audit related fees (miscellaneous consultation)	—
Comfort Letters and registration statements	4,960

Audit related fees
Audit of 401(k) plan	—

Total audit and audit related fees	$143,960

Tax fees
Tax compliance	8,375
Tax consulting (relating to compensation and benefits issues)	1,950

Total tax service fees	10,325

All other fees	—

Total fees	$154,285

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2006 must be received by us no later than February 14, 2006, in order to be included in the proxy statement and related proxy materials. Proposals must comply with all of the requirements of Rule 14a-8 of the Exchange Act, as well as the requirements of our certificate of incorporation and bylaws. Under Rule 14a-4 of the Exchange Act, we will be able to use proxies given to us for next year’s meeting to vote for or against any stockholder proposal that is submitted other than pursuant to Rule 14a-8 at our discretion, unless the proposal is submitted to us not less than 60 days nor more than 90 days prior to next year’s meeting or, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made, not less than 10 days following the date on which notice of the meeting was given or public disclosure was made, whichever occurs first.

FORM 10-K

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR EXECUTIVE OFFICES WHICH ARE LOCATED AT 3500 PARAMOUNT PARKWAY, MORRISVILLE, NORTH CAROLINA 27560.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: June 14, 2005

By Order of the Board of Directors,

Andrew L. Graham, Secretary

APPENDIX A

PROPOSED AMENDMENTS TO CERTIFICATE OF

INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS

AND PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

EFFECTIVE 2007

The following provisions reflect the manner in which the applicable sections of the Fourth Amended and Restated Certificate of Incorporation of Trimeris, Inc. will be amended if Proposal 3 is approved by the shareholders at the Meeting:

ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors. The number of Directors of the Corporation shall not be less than three. The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s Bylaws.

2. Classes of Directors. ~~The~~Subject to the provisions of paragraph 10 below, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one Director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra Director shall be a member of Class I, and if such fraction is two-thirds, one of the extra Directors shall be a member of Class I and one of the extra Directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3. Terms of Office. ~~Each~~Subject to the provisions of paragraph 10 below, each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that each initial Director in Class I shall serve for a term ending on the date of the annual meeting in 1998; each initial Director in Class II shall serve for a term ending on the date of the annual meeting in 1999; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting in 2000; and provided further, that the term of each Director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. ~~In~~Subject to the provisions of paragraph 10 below, in the event of any increases or decreases in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to ensure that no one class has more than one Director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

5. Quorum; Action at Meeting. A majority of the Directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each Director so disqualified, provided that in no case shall less than one-third of the number of Directors fixed pursuant to Section 1 of this Article constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

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6. Removal. A Director may be removed from office with cause by the affirmative vote of at least seventh-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present. A Director may be removed from office without cause by the affirmative vote of seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present, provided that removal without cause is recommended to the stockholders by the Board of Directors pursuant to a vote of note less than seventy-five percent (75%) of the Directors then in office. If a Director is elected by a separate voting group, only the members of that voting group may participate in the vote to remove him. The entire Board of Directors may not be removed except pursuant to the removal of individual Directors in accordance with the foregoing provisions.

For purposes of this Section, “cause” is defined as personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) (based on a conviction for such offense or an opinion of counsel to the Corporation that such violation has occurred).

7. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected to hold office until the next election of ~~the class for which such Director shall have been chosen~~Directors, subject to the election and qualifications of his successor and to his earlier death, resignation or removal.

8. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

9. Amendments to Article. Notwithstanding any other provisions of law, this Fourth Restated Certificate of Incorporation or the Bylaws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, the provisions of this section shall not apply, and the provisions of Delaware law otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-third vote of all disinterested Directors then in office.

        10. Declassification of the Board of Directors Effective as of the Annual Meeting in 2007. The terms of office of all Directors who are in office immediately prior to the election of Directors at the annual meeting in 2007 shall expire at such time. At each annual meeting beginning with the 2007 annual meeting, the Directors shall not be classified, and the Directors shall hold office until the next annual meeting and until their respective successors shall have been duly elected and qualified, subject to earlier death, resignation, retirement, disqualification or removal from office.

* * * * * * * * *

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APPENDIX B

PROPOSED AMENDMENTS TO CERTIFICATE OF

INCORPORATION TO PROVIDE FOR MAJORITY

VOTING IN DIRECTOR ELECTIONS

EFFECTIVE 2006

The following provisions reflect the manner in which the applicable sections of the Fourth Amended and Restated Certificate of Incorporation of Trimeris, Inc. will be amended if Proposal 4 is approved by the shareholders at the Meeting:

ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors; Election of Directors. The number of Directors of the Corporation shall not be less than three. The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s Bylaws. At each stockholders meeting beginning with the annual meeting of stockholders in 2006, the affirmative vote of the holders of a majority of the stock present or represented and voting at such meeting is required to elect each Director.

2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one Director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra Director shall be a member of Class I, and if such fraction is two-thirds, one of the extra Directors shall be a member of Class I and one of the extra Directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3. Terms of Office. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that each initial Director in Class I shall serve for a term ending on the date of the annual meeting in 1998; each initial Director in Class II shall serve for a term ending on the date of the annual meeting in 1999; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting in 2000; and provided further, that the term of each Director shall be subject ~~to the election and qualification of his successor and~~ to his earlier death, resignation or removal.

4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increases or decreases in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to ensure that no one class has more than one Director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

5. Quorum; Action at Meeting. A majority of the Directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each Director so disqualified, provided that in no case shall less than one-third of the number of Directors fixed pursuant to Section 1 of this Article constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

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6. Removal. A Director may be removed from office with cause by the affirmative vote of at least seventh-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present. A Director may be removed from office without cause by the affirmative vote of seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present, provided that removal without cause is recommended to the stockholders by the Board of Directors pursuant to a vote of note less than seventy-five percent (75%) of the Directors then in office. If a Director is elected by a separate voting group, only the members of that voting group may participate in the vote to remove him. The entire Board of Directors may not be removed except pursuant to the removal of individual Directors in accordance with the foregoing provisions.

For purposes of this Section, “cause” is defined as personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) (based on a conviction for such offense or an opinion of counsel to the Corporation that such violation has occurred).

7. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such Director shall have been chosen, subject ~~to the election and qualifications of his successor and~~ to his earlier death, resignation or removal.

8. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

9. Amendments to Article. Notwithstanding any other provisions of law, this Fourth Restated Certificate of Incorporation or the Bylaws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, the provisions of this section shall not apply, and the provisions of Delaware law otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-third vote of all disinterested Directors then in office.

* * * * * * * * *

B-2

APPENDIX C

TRIMERIS, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

(formerly, the Trimeris, Inc. New Stock Option Plan)

1. Purpose

The Trimeris, Inc. Amended and Restated Stock Incentive Plan (formerly, the Trimeris, Inc. New Stock Option Plan) (the “Plan”) is established to advance the interests of the Company’s stockholders by creating an incentive for, and enhancing the Company’s ability to attract, retain and motivate, key employees, directors and consultants or advisors of Trimeris, Inc. and any successor corporations thereto (collectively, the “Company”) or future parent and/or subsidiary corporations of such corporation (as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”)) (all of whom, along with the Company, sometimes being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”) by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders.

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock or other stock-based awards (each, an “Award”) under the Plan. Any person who has been granted an Award under the Plan shall be deemed a “Participant.” The Board of Directors of the Company (the “Board”), in its sole discretion, shall determine which persons shall be granted Awards under the Plan. A director of the Company shall be eligible to be granted an Incentive Stock Option (as hereinafter defined) only if the director is also an employee of the Company. A consultant or advisor to the Company or a non-employee director of the Company shall be eligible to be granted only Awards other than Incentive Stock Options. Participants may, if otherwise eligible, be granted additional Awards. Subject to the provisions of Section 4(b) relating to adjustments upon changes in stock, no person shall be eligible to be granted options or restricted stock covering more than five hundred thousand (500,000) shares of the Company’s common stock in any calendar year.

3. Administration; Delegation

(a) Administration by Board. The Plan shall be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

(b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). For so long as the common stock, $.001 par value per share (the “Common Stock”), of the

Company is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the “Board” shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available For Awards

(a) Number of Shares. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to a maximum of ~~Five Million Four Hundred Two Thousand Nine Hundred Forty-One (5,402,941)~~ Five Million Seven Hundred Fifty-Two Thousand Nine Hundred Forty-One (5,752,941) shares of Common Stock, any or all of which can be used for Incentive Stock Options. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Adjustments to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to each outstanding Restricted Stock Award (as defined below), and (iv) the terms of each other outstanding stock-based Award, if any, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 9(a) also applies to any event, Section 9(a) shall be applicable to such event, and this Section 4(b) shall not be applicable.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Any Option granted to a Participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six (6) months following the date of grant. An Option which is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The granting of discounted Nonstatutory Stock Options is expressly prohibited under this Plan.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant who has been awarded an Option (an “Optionee”), or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish, in its sole discretion, the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Common Stock on the date of grant of such Incentive Stock Option, as determined by the Board in good faith (the “Fair Market Value”), and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall be not less than one hundred ten percent (110%) of the Fair Market Value. Nothing hereinabove shall require that any such assumption or modification result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

(d) $100,000 Limitation. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Nonstatutory Stock Option to the extent of such excess.

(e) Time for Granting Incentive Stock Options. All Incentive Stock Options must be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

(f) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee’s employment with the Participating Company Group is terminated for cause (as determined in the sole discretion of the Board); and provided, further, that an Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group, unless Optionee’s employment with the Participating Company Group shall have terminated as a result of the Optionee’s death, disability (within the meaning of Section 22(e)(3) of the Code) or Retirement (as defined herein). In the event the Optionee’s employment with the Participating Company Group shall have terminated due to Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), the Option shall immediately cease to vest and unvested portions shall expire immediately, while vested portions shall remain exercisable until the Option terminates, but no later than twelve (12) months from the date on which the Optionee’s employment terminated. In the event the Optionee’s employment with the Participating Company Group shall have terminated due to Optionee’s death, the Option shall become immediately vested and exercisable and remain exercisable until the Option shall terminate no later than twelve (12) months from the date on which the Optionee’s employment terminated. In the event the Optionee’s employment with the Participating Company Group shall have terminated due to Optionee’s Retirement, the Option (if granted on or after November 28, 2001) shall immediately cease to vest and unvested portions shall expire immediately, while vested portions shall remain exercisable until the expiration of ten (10) years after the date such Option is granted, except as provided in Section 9.

For the purposes of this Plan, “Retirement” shall be defined as departing employment and the Participating Company Group’s Board of Directors after attaining the minimum age of 60 years and completing (i) a minimum of ten (10) years of full-time service as an employee of the Participating Company Group or (ii) a minimum of ten (10) years of full-time service, of which (I) at least five (5) years of full time service were as an employee of the Participating Company Group and (II) the remaining years were either from full time service as such an employee or years of service (other than while employed by the Participating Company Group) on the Participating Company Group’s Board of Directors.

(g) Exercise of Options. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Sections 5(c) and 5(f) for the number of shares for which the Option is exercised.

(h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3) to the extent permitted by the Board and expressly provided in an option agreement, (i) by delivery of shares of Common Stock owned by the Optionee valued at their Fair Market Value, which Common Stock was owned by the Optionee at least six (6) months prior to such delivery, (ii) to the extent permitted by applicable law, by delivery of a promissory note of the Optionee to the Company secured by valuable collateral acceptable to the Board and on other terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

(4) any combination of the above permitted forms of payment.

TRIMERIS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven D. Skolsky and Andrew L. Graham, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trimeris, Inc. to be held on                     , 2005, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE SIGN AND DATE ON REVERSE SIDE AND MAIL YOUR

PROXY CARD BACK AS SOON AS POSSIBLE.

TRIMERIS, INC. ANNUAL MEETING OF STOCKHOLDERS

                    , 2005

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

☒PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors:

Felix J. Baker, Ph.D.

Charles A. Sanders, M.D.

Kevin C. Tang

☐FOR All Nominees

☐WITHHOLD

☐FOR All Except

If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and write the name of the nominee on the line provided below.

2.	Ratification of Accountants: Ratification and approval of the selection of KPMG LLP as independent accountants for the fiscal year ending December 31, 2005.

☐FOR ☐AGAINST ☐ABSTAIN

3.	Amendment to Trimeris, Inc.’s Fourth Amended and Restated Certificate of Incorporation: Vote to approve an amendment to Trimeris’ Fourth Amended and Restated Certificate of Incorporation to declassify the board of directors, effective 2007.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	Amendment to Trimeris, Inc.’s Fourth Amended and Restated Certificate of Incorporation: Vote to approve an amendment to Trimeris’ Fourth Amended and Restated Certificate of Incorporation to provide that, effective 2006, director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Fourth Amendment to the Trimeris, Inc. Amended and Restated Stock Incentive Plan: Vote to approve an amendment to increase the number of shares of common stock available for issuance under the Stock Incentive Plan by 350,000 shares to a total of 5,752,941 shares of common stock.

☐FOR ☐AGAINST ☐ABSTAIN

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED BE CHECKED.

MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD ☐

Please be sure to sign and date this Proxy

Date:

Stockholder sign here	Co-owner sign here

Note:	Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?